UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JUNE 30, 2003
Date of Report (Date of earliest event reported)

BUSANDA EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA     0-50119         91-1898414
(State or other jurisdiction                           (Commission File                                     (IRS Employer
of incorporation)                                                  Number)                                               Identification No.)

             1550 OSTLER COURT
NORTH VANCOUVER, BRITISH COLUMBIA, CANADA                                                             V7G 2P1
(Address of principal executive offices)             (Zip Code)

604-990-2072
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

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THIS AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K AMENDS THE CURRENT REPORT ON FORM 8-K FILED BY BUSANDA EXPLORATIONS INC., A NEVADA CORPORATION, (THE “COMPANY”) ON JULY 11, 2003.

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

CHANGE OF CONTROL

Busanda Explorations Inc., a Nevada corporation (“We”, “Busanda” or the “Company”) previously reported a change of control resulting from the acquisition of all the issued and outstanding shares of Image Innovations Inc., a Delaware corporation (“Image Innovations”). The Company also reported that it was anticipated that Mr. Alain Kardos, Mr. Clifford Wilkins and Mr. Christopher Smith would be appointed as directors of the Company in connection with the closing of the acquisition of Image Innovations. The Company now reports that each of Mr. Kardos, Mr. Wilkins and Mr. Smith has been appointed as a director of the Company effective July 14, 2003. Mr. Derick Sinclair has resigned as a director of the Company and also as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman, each effective July 14, 2003. As a result of this change of control, the directors and officers of the Company are now as follows:

DIRECTORS

Alain Kardos
Clifford Wilkins
Christopher Smith

OFFICER    OFFICE

Alain Kardos    President, Secretary and Chief Operating Officer
Clifford Wilkins        Chief Executive Officer
Christopher Smith              Treasurer and Chief Financial Officer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSANDA EXPLORATIONS INC.

Date: July 17, 2003
By:    /s/ ALAIN KARDOS
ALAIN KARDOS
 PRESIDENT

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